ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

TECHNOLOGY PURCHASE AGREEMENT

This Agreement is entered as of March 6, 2007, between bioMETRX, Inc., a Delaware corporation (the "Company") with offices at 500 N. Broadway, Suite 204, Jericho, New York 11753, and Robert Jacobs, an individual ("Developer") residing at 99 Cliff Road, Belle Terre, New York 11777.

1. <u>Purchase</u>. The Developer hereby sells to the Company, exclusively throughout the world, all right, title, and interest (choate or inchoate) in (i) the subject matter referred to in Exhibit A ("Technology"), (ii) all precursors, portions and work in progress with respect thereto and all inventions, works of authorship, mask works, technology, information, know-how, materials, and tools relating thereto or to the development, support, or maintenance thereof and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights, sui generis database rights, and all other intellectual and industrial property rights of any sort and all business, contract rights, causes of action, and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing (collectively "Intellectual Property").

2. <u>Consideration</u>. In consideration of the purchase of the Intellectual Property, the Company agrees to issue to the Developer 150,000 shares of the Company's common stock (the "Shares") and a royalty of $5.00 per unit sold utilizing the Intellectual Property until the expiration date of the Patent described in Exhibit A, which is November 11, 2010.

3. <u>Further Assurances; Moral Rights; Competition; Marketing.</u>

3.1 The Developer agrees to assist the Company in every legal way to evidence, record, and perfect the transfer of the Patent set forth in Section 1 and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the purchased rights. If the Company is unable for any reason whatsoever to secure the Developer's signature to any document it is entitled to under this Section 3.1, The Developer hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as his agents and attorneys-in-fact with full power of substitution to act for and on his behalf and instead of the Developer, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by the Developer.

3.2 To the extent allowed by law, the transfer of the Intellectual Property in Section 1 includes all rights of integrity, disclosure, and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral" or the like (collectively "Moral Rights"). To the extent the Developer retains any such Moral Rights under applicable law, the Developer hereby ratifies and consents to, and provides all necessary ratifications and consents to, any action that may be taken with respect to such Moral Rights by or authorized by Company and the Developer agrees not to assert any Moral Rights with respect thereto. The Developer will confirm any such ratifications, consents, and agreements from time to time as requested by Company. The Developer also agrees not to sue or challenge in any manner, the validity of the transfer set forth in this Agreement and the Company's rights to the Intellectual Property set forth hereunder.

4. <u>Confidential Information</u>. The Developer will not use or disclose anything purchased by the Company hereunder or any other technical or business information or plans of the Company, except to the extent the Developer (i) can document that it is generally available (through no fault of the Developer) for use and disclosure by the public without any charge, license, or restriction, or (ii) is permitted to use or disclose such information or plans. The Developer recognizes and agrees that there is no adequate remedy at law for a breach of this Section 4, that such a breach would irreparably harm the

Company and that the Company is entitled to equitable relief (including, without limitations, injunctions) with respect to any such breach or potential breach in addition to any other remedies.

5. Warranty. The Developer represents and warrants to the Company that the Developer: (i) is the sole owner (other than the Company) of all rights, title, and interest in the Intellectual Property and the Technology; (ii) has not assigned, transferred, licensed, pledged, or otherwise encumbered any Intellectual Property or the Technology or agreed to do so; (iii) has full power and authority to enter into this Agreement and to make the assignment as provided in Section 1; (iv) is not aware of any violation, infringement, or misappropriation of any third party's rights (or any claim thereof) by the Intellectual Property or the Technology; (v) was not acting within the scope of employment by any third party when conceiving, creating, or otherwise performing any activity with respect to anything purportedly assigned in Section 1; (vi) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Intellectual Property; (vii) has been granted the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the Shares and to obtain any additional information concerning the Company or the Shares that the Developer deems necessary in connection with his decision to assign the Intellectual Property; (viii) is capable of evaluating the risks of owning the Shares; (ix) is an "Accredited Investor" within the meaning of Regulation D promulgated pursuant to the Federal Securities Act; and (x) has adequate means of providing for his current financial needs, including possible future personal financial contingencies.

6. Securities Laws. The Developer acknowledges receipt of advice from the Company that (i) the Shares have not been registered under the Securities Act or qualified under any state securities or "blue sky" laws; (ii) the Shares must be held indefinitely and the Developer must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under the Securities Act and such state laws or an exemption from registration is available; (iii) Rule 144 promulgated under the Securities Act ("Rule 144") is presently available with respect to the sales of the securities of the Company, however, the Company has made no covenant to continue to make Rule 144 available; (iv) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule; (v) if the exemption afforded by Rule 144 is not available, sales of the Shares may be difficult to effect because of the absence of public information concerning the Company; (vi) a restrictive legend shall be placed on the certificates representing the Shares; and (vii) a stop-transfer restriction will be issued to the Company's transfer agent with respect to the Shares. For the purpose of this agreement, the Company confirms that it will instruct it's counsel to issue a valid opinion based on the guidelines outlined in the Securities Rule 144, to remove the restrictive legend from the certificate issued in connection with this transaction.

7. Miscellaneous. This Agreement is not assignable or transferable by the Developer without the prior written consent of the Company; any attempt to do so shall be void. The terms and provisions hereof shall inure to the benefit of and be binding upon the Company and its respective successors and assigns. Any notice, report, approval, or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally or mailed by first-class, registered or certified U.S. mail, postage prepaid to the respective addresses of the parties as set forth below (or such other address as a party may designate by ten (10) days' notice). No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power, or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in

full force and effect and enforceable. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of New York and the United States without regard to conflicts of laws provisions thereof. The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys' fees. The terms of this Agreement are confidential to the Company and no press release or other written or oral disclosure of any nature regarding the compensation terms of this Agreement shall be made by the Developer without the Company's prior written approval; however, approval for such disclosure shall be deemed given to the extent such disclosure is required to comply with governmental rules. Any waivers or amendments shall be effective only if made in writing and signed by a representative of the respective parties authorized to bind the parties. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

BIOMETRX, INC.

By: [signature]

Its: Chief Operating Officer

[signature]

Robert Jacobs

EXHIBIT A TO TECHNOLOGY PURCHASE AGREEMENT

TECHNOLOGY TRANSFERRED BY DEVELOPER

United States Patent # 6,644,557 which covers an access controlled thermostat system.